UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 4 Par-La-Ville Road

Hamilton HM 08, Bermuda

(Address of principal executive offices)

(441) 269-6611

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tower Group International, Ltd. (the “Company”) held its annual meeting of stockholders on May 7, 2013 in Bermuda. At that meeting, the Company’s stockholders elected each of the Company’s nominees for director to hold office until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified. The Company’s stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2013, reapproved the material terms of the Company’s Short Term Performance Incentive Plan, approved the Company’s 2013 Long Term Incentive Plan and approved the material terms of the Company’s 2013 Long Term Incentive Plan. In a non-binding advisory vote, the Company’s stockholders voted to approve the Company’s executive compensation. The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Withheld	Broker Non- Votes

Charles A. Bryan	40,408,979	998,020	3,970,367
Robert S. Smith	40,520,732	886,267	3,970,367

Item 2 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
45,347,470	18,219	11,677

Item 3 – Reapprove the material terms of the Company’s Short Term Performance Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,274,142	1,502,648	630,209	3,970,367

Item 4 – Approve the Company’s 2013 Long Term Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
38,697,460	2,703,964	5,575	3,970,367

Item 5 – Approve the material terms of the Company’s 2013 Long Term Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,868,478	1,532,490	6,031	3,970,367

Item 6 – Advisory Vote on the Company’s Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,475,131	1,916,498	15,370	3,970,367

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: May 7, 2013	/s/ Elliot S. Orol
ELLIOT S. OROL Senior Vice President, General Counsel and Secretary